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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                          May 5, 1999 (April 28, 1999)



                            Suiza Foods Corporation
             (Exact name of registrant as specified in its charter)


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
              Delaware                            340-28130                           75-2559681

  (State or other Jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
           Incorporation)
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                        2515 McKinney Avenue, Suite 1200
                              Dallas, Texas 75201
              (Address of principal executive offices) (Zip code)



              Registrant's telephone number, including area code:
                                 (214) 303-3400



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ITEM 5. OTHER EVENTS.

         On April 28, 1999, Suiza Foods Corporation, a Delaware corporation, issued a press release announcing that Suiza and Broughton Foods Company, an Ohio corporation, have reached an agreement with the U.S. Department of Justice Antitrust Division to settle the civil antitrust lawsuit brought by the DOJ against Suiza and Broughton in March 1999 to enjoin Suiza's proposed merger with Broughton. The proposed settlement will allow Suiza to complete its proposed merger with Broughton, conditioned upon Suiza's agreement to later sell the business conducted at Broughton's Southern Belle Dairy based in Pulaski County, Kentucky. The Press Release announcing the agreement is filed herewith as
Exhibit 99.1.

         On April 29, 1999, Suiza issued a press release announcing that it agreed to sell a majority interest in its U.S. plastic packaging operations to Consolidated Container Company LLC, a newly formed company to be controlled by affiliates of Vestar Capital Partners III, L.P., a private equity firm. Consolidated Container will be formed by combining Suiza's U.S. packaging operations (Franklin Plastics, Inc. and Plastic Containers, Inc.) with the operations of Vestar's Reid Plastics Holdings, Inc. The Press Release announcing the agreement is filed herewith as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         99.1 Press Release dated April 28, 1999, relating to the settlement with respect to the Broughton transaction.

         99.2 Press Release dated April 29, 1999 relating to the sale of the U.S. packaging operations to Consolidated Container Company LLC.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  May 5, 1999          SUIZA FOODS CORPORATION



                                  By:    /S/ LISA N. TYSON
                                     ----------------------------------------
                                         Lisa N. Tyson
                                         Vice President
                                         and Assistant General Counsel




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                                INDEX TO EXHIBITS

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
   Exhibit
    Number                          Description
    ------                          -----------
    99.1 Press Release dated April 28, 1999 relating to the settlement with respect to the Broughton transaction.


    99.2 Press Release dated April 29, 1999 relating to the sale of the U.S. packaging operations to Consolidated Container Company LLC.
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